                                                                   Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement (Form S-8 for the registration of shares of NBC Capital Corporation common stock in connection with the NBC Capital Corporation Salary Reduction Thrift Plan) of our report dated January 19, 2001, included in NBC Capital Corporation's Form 10-K for the year ended December 31, 2000, and to all references to our firm included in this Registration Statement.


                                                /S/ T. E. LOTT & COMPANY




Columbus, Mississippi
December 11, 2001